Exhibit 99.2

SAB Biotherapeutics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$10,750,762	$12,610,383
Accounts receivable, net	10,213,217	20,569,497
Prepaid expenses	943,574	1,275,134
Total current assets	21,907,553	34,455,014

Operating lease right-of-use assets	2,590,682	3,053,022
Financing lease right-of-use assets	4,064,568	4,184,427
Equipment, net	22,568,477	14,845,470
Total assets	$51,131,280	$56,537,933

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,122,602	$7,382,361
Notes payable - current portion	24,143	538,731
Operating lease liabilities, current portion	1,035,211	924,265
Finance lease liabilities, current portion	180,243	194,717
Due to related party	-	16,778
Deferred grant income	100,000	100,000
Accrued expenses and other current liabilities	5,009,099	1,904,878
Total current liabilities	10,471,298	11,061,730

Operating lease liabilities, noncurrent	1,753,527	2,372,777
Finance lease liabilities, noncurrent	3,803,432	3,923,554
Notes payable, noncurrent	25,013	172,037
Total liabilities	16,053,270	17,530,098

Commitments and contingencies (Note 14)

Stockholders’ equity
Series A Preferred stock; $0.0001 par value; 6,615,000 shares designated, issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $6,615,000 at September 30, 2021 and December 31, 2020	662	662
Series A-1 Preferred stock; $0.0001 par value; 2,525,800 shares designated, issued, and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $4,752,040 at September 30, 2021 and December 31, 2020	253	253
Series A-2 Preferred stock; $0.0001 par value; 4,039,963 shares designated, issued, and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $12,119,889 at September 30, 2021 and December 31, 2020	404	404
Series A-2A Preferred stock; $0.0001 par value; 3,333,333 shares designated, issued, and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $9,999,999 at September 30, 2021 and December 31, 2020	333	333
Series B Preferred stock; $0.0001 par value; 8,571,429 shares designated at September 30, 2021 and December 31, 2020; 4,090,540 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $14,316,890 at September 30, 2021 and December 31, 2020	409	409
Common stock; $0.0001 par value; 110,000,000 shares designated at September 30, 2021 and December 31, 2020; 35,216,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	3,522	3,522
Additional paid-in capital	52,649,882	50,986,672
Accumulated deficit	(17,577,455)	(11,984,420)
Total stockholders’ equity	35,078,010	39,007,835

Total liabilities and stockholders’ equity	$51,131,280	$56,537,933

See accompanying notes to the condensed consolidated financial statements.

SAB Biotherapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Revenue
Grant revenue	$49,817,825	$29,482,614
Total revenue	49,817,825	29,482,614
Operating expenses
Research and development	46,535,671	12,601,333
General and administrative	9,331,125	4,907,306
Total operating expenses	55,866,796	17,508,639
(Loss) income from operations	(6,048,971)	11,973,975

Other income	669,549	3,630
Interest expense	(228,184)	(325,789)
Interest income	14,571	21,283
Net (loss) income	$(5,593,035)	$11,673,099

Earnings (loss) per common share attributable to the Corporation’s shareholders
Basic (loss) earnings per common share	$(0.16)	$0.22
Diluted (loss) earnings per common share	$(0.16)	$0.20

Weighted-average common shares outstanding - basic	35,216,000	35,216,000
Weighted-average common shares outstanding - diluted	35,216,000	58,496,676

See accompanying notes to the condensed consolidated financial statements.

SAB Biotherapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Changes In Redeemable Preferred Stock and Stockholders’ Equity

(Unaudited)

	Stockholders’ Equity
	Series A Preferred Stock		Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-2A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2020	6,615,000	$662	2,525,800	$253	4,039,963	$404	3,333,333	$333	4,090,540	$409	35,216,000	$3,522	$50,986,672	$(11,984,420)	$39,007,835
Stock-based compensation	-	-	-	-		-	-	--	-	-	-	-	1,663,210	-	1,663,210
Net loss	-	-	-	-		-	-	--	-	-	-	-	-	(5,593,035)	(5,593,035)
Balance at September 30, 2021	6,615,000	$662	2,525,800	$253	4,039,963	$404	3,333,333	$333	4,090,540	$409	35,216,000	$3,522	$52,649,882	$(17,577,455)	$35,078,010

	Redeemable Preferred Stock
	Series A-2A Redeemable Preferred Stock		Series A Preferred Stock		Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-2A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at December 31, 2019	3,333,333	$9,999,999	6,615,000	$662	2,525,800	$253	4,039,963	$404	-	$-	1,236,786	$124	35,216,000	$3,522	$29,791,662	$(32,102,193)	$(2,305,566)
Issuance of preferred stock in private offerings, net of issuance costs of $87,949	-	-	-	-	-	-	-	-	-	-	2,853,754	285	-	-	9,899,920	-	9,900,205
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,040,776	-	1,040,776
Termination of redemption feature	(3,333,333)	(9,999,999)	-	-	-	-	-	-	3,333,333	333	-	-	-	-	9,999,666	-	9,999,999
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	11,673,099	11,673,099
Balance at September 30, 2020	-	$-	6,615,000	$662	2,525,800	$253	4,039,963	$404	3,333,333	$333	4,090,540	$409	35,216,000	$3,522	$50,732,024	$20,429,094	$30,308,513

See accompanying notes to the condensed consolidated financial statements.

SAB Biotherapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(5,593,035)	$11,673,099
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on extinguishment of PPP Loan	(661,612)	-
Depreciation and amortization	868,630	223,888
Amortization of right-of-use assets	123,777	123,777
Stock-based compensation expense	1,663,210	1,040,776
Gain on sale of equipment	(5,488)	(2,252)
Changes in operating assets and liabilities
Accounts receivable	10,356,280	(8,009,864)
Prepaid expenses	331,559	56,414
Right-of-use assets - operating lease	(45,964)	171,908
Due to related party	(2,727)	4,914
Accounts payable	(3,273,848)	(193,554)
Accrued expenses and other current liabilities	3,104,260	384,272
Net cash provided by operating activities	6,865,042	5,473,378

Cash flows from investing activities:
Purchases of equipment	(8,581,735)	(7,371,717)
Net cash used in investing activities	(8,581,735)	(7,371,717)

Cash flows from financing activities:
Proceeds from sale of preferred stock, net of debt issuance costs	-	9,900,205
Proceeds from PPP Loan	-	661,612
Payments of notes payable	-	(1,373,846)
Principal payments on finance leases	(142,928)	(129,495)
Net cash (used in) provided by financing activities	(142,928)	9,058,476
Net (decrease) increase in cash and cash equivalents	(1,859,621)	7,160,137

Cash and cash equivalents
Beginning of period	12,610,383	6,345,969
End of period	$10,750,762	$13,506,106

Supplemental disclosures
Cash paid for interest	$228,184	$329,369
Supplemental information on non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$260,682	$993,622

See accompanying notes to the condensed consolidated financial statements.

SAb Biotherapeutics, Inc. and subsidiaries

Notes to CONDENSED consolidated financial statements (UNAUDITED)

(1) Nature of Business and Basis of Presentation

Nature of Business

SAB Biotherapeutics, Inc. (“SAB” or the “Corporation”) is a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of products from its proprietary immunotherapy platform to produce fully targeted human polyclonal antibodies, without using human plasma or serum. SAB’s novel DiversitAb™ platform enables the rapid production of large amounts of targeted human polyclonal antibodies, leveraging transchromosomic cattle (Tc Bovine™) that have been genetically designed to produce human antibodies (immunoglobulin G) rather than bovine in response to an antigen. Animal antibodies have been made in rabbits, sheep and horses. However, SAB’s platform is the first to produce fully human antibodies in large animals.

The COVID-19 pandemic continues to evolve, and the extent to which it may impact the Corporation’s business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States (“U.S.”) and other countries, business closures or business disruptions, and the effectiveness of actions taken in the U.S. and other countries to contain and treat the disease. The Corporation is following, and will continue to follow, recommendations from the U.S. Centers for Disease Control and Prevention, as well as federal, state, and local governments. To date, the Corporation has not experienced material business disruptions, but it cannot be certain of the future impact of the COVID-19 pandemic on its business and condensed consolidated financial statements.

Basis of Presentation

The condensed consolidated financial statements included in this report are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial reporting and U.S. Securities and Exchange Commission (“SEC”) regulations. The condensed consolidated balance sheet data as of December 31, 2020 was derived from audited financial statements but does not include all disclosures required by U.S. GAAP. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. In the opinion of management, these condensed consolidated financial statements include all adjustments, which are of a normal recurring nature, necessary for a fair statement of the Corporation’s financial position as of September 30, 2021, and its results of operations, statement of changes in redeemable preferred stock and stockholders’ equity and cash flows for the nine months ended September 30, 2021 and 2020. The condensed consolidated financial statements for the nine months ended September 30, 2021 should be read in conjunction with the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021. The results of operations for any interim period are not necessarily indicative of results for the full year.

(2) Summary of Significant Accounting Policies

The Corporation’s significant accounting policies are disclosed in the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021. Since the date of such audited consolidated financial statements, there have been no changes to the Corporation’s significant accounting policies, except as disclosed in Note 3, New Accounting Standards, below.

(3) New accounting standards

Recently-adopted standards

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, Income Taxes (“ASC 740”) and by clarifying and amending existing ASC 740 guidance. The guidance was effective for fiscal years, and interim periods within those years, beginning after December 15, 2020. Early adoption was permitted. The Corporation adopted the guidance as of January 1, 2021. The adoption did not have a material impact on the Corporation’s condensed consolidated financial statements.

Standards issued not yet adopted

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing major separation models required under current GAAP. The guidance removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for such exception and simplifies the diluted earnings per share calculation in certain areas. The guidance is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted in annual reporting periods ending after December 15, 2020. The Corporation is currently evaluating its adoption of the guidance and the impact that the guidance may have on its consolidated financial statements. The Corporation believes that the adoption of the guidance will not have a material impact on its consolidated financial statements.

(4) Merger

On June 21, 2021, the Corporation entered into an Agreement and Plan of Merger, as amended August 12, 2021 (as it may be amended or restated from time to time, the “Business Combination Agreement”) with Big Cypress Acquisition Corp. (“BCYP”) and Big Cypress Merger Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of BCYP providing for, among other things, and subject to the terms and conditions therein, a business combination between the Corporation and BCYP pursuant to the proposed merger of Merger Sub with and into the Corporation, with the Corporation continuing as the surviving entity (the “Merger”). The Merger and the other transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

At the effective time of the Merger, and in accordance with the terms and subject to the conditions of the Business Combination Agreement:

●	Each outstanding share of the Corporation’s Common Stock and the Corporation’s Preferred Stock will be automatically cancelled, extinguished and converted into a number of shares of New SAB Biotherapeutics Common Stock, based on the Corporation’s Equity Value and a conversion rate of $10.10;

●	The holders of shares of the Corporation’s Common Stock and Preferred Stock will be entitled to receive their pro rata share of New SAB Biotherapeutics Common Stock being issued into escrow (the “Earnout Escrow Account”) at the closing (the “Earnout Shares”), which will be released if certain conditions are met within a five-year period following the closing of the Business Combination (the “Earnout Period”), pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement and the Earnout Escrow Agreement; and

●	Each outstanding vested and unvested option to purchase shares of the Corporation’s Common Stock will be canceled in exchange for a comparable option to purchase shares of New SAB Biotherapeutics Common Stock based on the equity value of SAB Biotherapeutics and based on a conversion rate of $10.10. In addition, the holders of such options shall also receive restricted stock units (the “Earnout RSUs”) which final number will be determined prior to closing based on the pro rata percentage that the Corporation’s options represent compared to the fully diluted share capital of SAB Biotherapeutics prior to closing. Each Earnout RSU will be settled in shares of New SAB Biotherapeutics Common Stock, subject to the same milestones applicable to the Earnout Shares.

The total maximum number of Earnout Shares and shares underlying the Earnout RSUs will be equal to 12,000,000 additional shares of New SAB Biotherapeutics Common Stock in the aggregate.

For purposes herein and the Business Combination Agreement, the Corporation’s equity value is deemed to be an agreed upon amount equal to $300 million.

Please refer to Note 15, Subsequent Events, for additional information on the Merger.

(5) Revenue

The Corporation received approximately 100% and 92% of its total revenue through grants from government organizations for the nine months ended September 30, 2021 and 2020, respectively, and approximately 0% and 8% of its total revenue through a grant from a non-government organization for the nine months ended September 30, 2021 and 2020, respectively. To date, no receivables have been written off.

For the nine months ended September 30, 2021 and 2020, the Corporation worked on the following grants:

Government grants

The total revenue for government grants was approximately $49.8 million and $27.1 million, respectively, for the nine months ended September 30, 2021 and 2020, respectively.

National Institute of Health – National Institute of Allergy and Infectious Disease (“NIH-NIAID”) (Federal Award #1R44AI117976-01A1) – this grant was for $1.4 million and started in September 2019 through August 2021. For the nine months ended September 30, 2021 and 2020, there was approximately $457,000 and $219,000, respectively, in grant income recognized from this grant. The Corporation applied for an extension on the grant funding, which is pending approval. If approved, there is approximately $243,000 in funding remaining for this grant.

NIH-NIAID (Federal Award #1R41AI131823-02) – this grant was for approximately $1.5 million and started in April 2019 through March 2021. The grant was subsequently amended to extend the date through March 2022. For the nine months ended September 30, 2021 and 2020, approximately $41,000 and $86,000, respectively, in grant income was recognized from this grant. Approximately $853,000 in funding remains for this grant.

NIH-NIAID through Geneva Foundation (Federal Award #1R01AI132313-01, Subaward #S-10511-01) – this grant was for approximately $2.7 million and started in August 2017 through July 2021. For the nine months ended September 30, 2021 and 2020, there was approximately $72,000 and $248,000, respectively, in grant income recognized from this grant. The Corporation applied for an extension on the grant funding, which is pending approval. If approved, there is approximately $1.5 million in funding remains for this grant.

Department of Defense, Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense Enabling Biotechnologies (“JPEO”) through Advanced Technology International – this grant was for a potential of $25 million, awarded in stages starting in August 2019 and with potential stages running through February 2023. Additional contract modifications were added to this contract in 2020 for work on a COVID therapeutic, bringing the contract total to $143 million. In September 2021, an additional modification for $60.5 million was added to this contract for advanced clinical development through licensure and commercial manufacturing, bringing the contract total to $204 million. For the nine months ended September 30, 2021 and 2020, approximately $49.2 million and $26.5 million, respectively, in grant income was recognized from this grant. Approximately $100.1 million in funding remains for this grant.

Other grants (non-government)

The Corporation recorded no revenue for other grants (non-government) for the nine months ended September 30, 2021. The total revenue for other grants (non-government) was $2.4 million for the nine months ended September 30, 2020.

CSL Behring – there were three contracts for a combined $2.4 million that were started and completed in 2020. These contracts were related to research and development for a COVID-19 therapeutic ($2 million) and two other targets ($400,000). For the nine months ended September 30, 2020, there was approximately $2.4 million in grant income recognized from this grant.

(6) Earnings (loss) per share

Since the Corporation reported a net loss for the nine months ended September 30, 2021, it was required by ASC 260 to use basic weighted-average common shares outstanding when calculating diluted net loss per share for the nine months ended September 30, 2021, as the potential common shares are antidilutive. In addition, since the Corporation reported a loss from operations for the nine months ended September 30, 2021, the shares of preferred stock were not deemed to be participating securities for the nine months ended September 30, 2021, pursuant to ASC 260. The Corporation’s participating securities contractually entitle the holders of such shares to participate in dividends but do not contractually require the holders of such shares to participate in losses of the Corporation.

Net loss attributable to the Corporation’s shareholders	$5,593,035
Weighted-average common shares outstanding - basic and diluted	35,216,000
Loss per common share - basic and diluted	$(0.16)

Options to purchase 10,062,381 shares of common stock and 20,604,636 shares of preferred stock were outstanding for the nine months ended September 30, 2021 but were not included in the computation of diluted net loss per share because their impact was antidilutive.

The following table sets forth the allocation of net income attributable to the Corporation’s shareholders for the nine months ended September 30, 2020 under the two-class method:

Net income attributable to the Corporation’s shareholders	$11,673,099
Net income attributable to the Corporation’s shareholders applicable to preferred stock	4,080,661
Net income attributable to the Corporation’s shareholders applicable to common stock	$7,592,438

The following table reconciles the weighted-average common shares outstanding used in the calculation of basic earnings per share (“EPS”) to the weighted-average common shares outstanding used in the calculation of diluted EPS for the nine months ended September 30, 2020:

Determination of shares:
Weighted-average common shares outstanding – basic	35,216,000
Assumed conversion of preferred stock	18,927,326
Dilutive effect of equity awards	4,353,350
Weighted-average common shares outstanding – diluted	58,496,676

The following table presents the calculation of basic and diluted EPS for the Corporation’s common stock for the nine months ended September 30, 2020:

Calculation of basic EPS attributable to the Corporation’s shareholders
Net income attributable to the Corporation’s shareholders applicable to common stock	$7,592,438
Weighted-average common shares outstanding – basic	35,216,000
Basic EPS	$0.22

Calculation of diluted EPS attributable to the Corporation’s shareholders
Net income attributable to the Corporation’s shareholders	$11,673,099
Weighted-average common shares outstanding – diluted	58,496,676
Diluted EPS	$0.20

(7) Equipment

As of September 30, 2021 and December 31, 2020, equipment was as follows:

	September 30, 2021	December 31, 2020
Laboratory equipment	$6,997,964	$5,205,346
Animal facility	6,267,498	3,371,125
Animal facility equipment	1,197,366	1,003,629
Construction-in-progress	4,922,079	6,729,673
Leasehold improvements	5,605,847	185,971
Vehicles	135,593	96,693
Office furniture and equipment	46,202	20,219
	25,172,549	16,612,656

Less: accumulated depreciation and amortization	2,604,072	1,767,186

	$22,568,477	$14,845,470

Depreciation and amortization expense for the nine months ended September 30, 2021 and 2020 was $868,630 and $223,888, respectively.

The Corporation has several ongoing construction projects related to the expansion of its operating capacity. As of September 30, 2021 and December 31, 2020, the Corporation’s construction-in-progress was as follows:

	September 30, 2021	December 31, 2020
200L commercial facility	$-	$4,148,113
200L commercial facility, equipment	1,658,189	486,381
New animal barn (#6)	-	1,551,167
New animal barn (#7)	2,093,263	-
New office space (at Headquarters)	-	477,907
New laboratory space (at Headquarters)	922,077	-
New laboratory space, equipment	60,448	-
Software	137,811	-
Other	50,291	66,105
Total construction-in-progress	$4,922,079	$6,729,673

Construction on the 200L commercial facility was completed in September 2021. As of September 30, 2021, validation of the 200L commercial facility equipment was still in progress and expected delivery and installation of the equipment is expected to be complete by December 31, 2021. Construction of the first new animal barn (#6) was completed in July 2021, and the second new animal barn (#7) is expected to be complete by December 31, 2021. Construction of the new office space (at Headquarters) was completed in August 2021. The new laboratory space (at Headquarters) is expected to be complete by December 31, 2021. Expected delivery, installation, and validation of equipment for the new laboratory space (at Headquarters) is expected to be complete in the first quarter of 2022. The installation and programming of the new ERP software (SAP) is expected to be complete in the third quarter of 2022.

(8) Leases

The Corporation’s leases are disclosed in the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021.

The Corporation’s weighted-average remaining lease term and weighted-average discount rate for operating and finance leases as of September 30, 2021 were as follows:

	Operating	Finance
Weighted-average remaining lease term	2.66 years	16.98 years
Weighted-average discount rate	4.74%	7.70%

The table below reconciles the undiscounted future minimum lease payments under non-cancelable leases with terms of more than one year to the total lease liabilities recognized on the condensed consolidated balance sheet as of September 30, 2021:

	Operating	Finance
2021 (remaining three months)	$285,481	$128,861
2022	1,138,368	449,159
2023	1,067,594	406,339
2024	467,968	401,496
2025	-	401,496
Thereafter	-	5,185,990
Undiscounted future minimum lease payments	2,959,411	6,973,341
Less: Amount representing interest
Payments	(170,673)	(2,989,666)
Total lease liabilities	2,788,738	3,983,675
Less current portion	(1,035,211)	(180,243)
Noncurrent lease liabilities	$1,753,527	$3,803,432

Operating lease expense was approximately $789,000 and $491,000, respectively, for the nine months ended September 30, 2021 and 2020. Operating lease costs are included within research and development expenses on the condensed consolidated statements of operations.

Finance lease costs for the nine months ended September 30, 2021 and 2020 included approximately $124,000, for each period, in right-of-use asset amortization and approximately $228,000 and $232,000, respectively, of interest expense. Finance lease costs are included within research and development expenses on the condensed consolidated statements of operations.

Cash payments under operating and finance leases were approximately $836,000 and $372,000, respectively, for the nine months ended September 30, 2021. Cash payments under operating and finance leases were approximately $338,000 and $362,000, respectively, for the nine months ended September 30, 2020.

(9) Accrued Expenses and Other Current Liabilities

As of September 30, 2021 and December 31, 2020, accrued expenses and other current liabilities consisted of the following:

	September 30, 2021	December 31, 2020
Accrued vacation	$673,541	$438,936
Accrued payroll	208,105	314,451
Accrued construction-in-progress	87,926	637,776
Accrued supplies	1,261,696	301,989
Accrued contract manufacturing	1,709,964	-
Accrued clinical trial expense	338,802	-
Accrued outside lab services	85,764	-
Accrued professional services	470,476	120,744
Accrued animal care expense	128,028	-
Other accrued expenses	44,797	90,982

	$5,009,099	$1,904,878

(10) Debt

As of September 30, 2021 and December 31, 2020, debt was as follows:

	September 30, 2021	December 31, 2020
Tractor loan	$49,156	$49,156
PPP loan	-	661,612
Total debt	49,156	710,768

Less: current portion of debt	24,143	538,731

Long-term debt, net	$25,013	$172,037

In March 2021, the U.S. Small Business Administration (“SBA”) approved the forgiveness of the Paycheck Protection Program (“PPP”) Loan, plus accrued interest. The Corporation recorded a gain on extinguishment of PPP Loan of $661,612 for the forgiveness of the PPP Loan within other income on the condensed consolidated statement of operations for the nine months ended September 30, 2021.

Please refer to the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021 for additional information on the Corporation’s debt.

(11) Stock Option Plan

On August 5, 2014, the Corporation approved a stock option grant plan (the “Plan”) for employees, directors, and non-employee consultants, which provides for the issuance of options to purchase common stock. The total shares authorized under the plan was originally 8,000,000; however, during 2019, the Plan was amended to increase the total shares authorized under the plan to 16,000,000.

Vesting of the stock options is based upon years of service (employment). As of September 30, 2021 and December 31, 2020, 7,896,284 and 6,882,575 stock options, respectively, were vested and exercisable. None of the vested stock options were exercised as of September 30, 2021 and December 31, 2020. As of September 30, 2021, the aggregate intrinsic value of stock options outstanding was $41,291,069, of which $7,209,646 was unvested and $34,081,423 was vested and exercisable.

The Corporation uses the Black Scholes model to estimate the fair value of the stock options granted. For stock options granted for the nine months ended September 30, 2021 and 2020, the Corporation utilized the following weighted-average assumptions: A risk free interest rate of 0.14% and 0.13%, respectively; expected term of 6.25 years (both years); expected dividend yield of 0% (both years); and a volatility factor of 99.7% and 106.1%, respectively. There were 651,527 in stock options forfeitures for the nine months ended September 30, 2021. There were no stock option expirations for the nine months ended September 30, 2021, and no stock option forfeitures or stock option expirations for the nine months ended September 30, 2020.

The expected term of the stock options was estimated using the “simplified” method, as defined by the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107, Share-Based Payment. The volatility assumption was determined by examining the historical volatilities for industry peer companies, as the Corporation does not have sufficient trading history for its common stock. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the options. The dividend assumption is based on the Corporation’s history and expectation of dividend payouts. The Corporation has never paid dividends on its common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the Corporation has assumed no dividend yield for purposes of estimating the fair value of the options.

Stock option activity for employees and non-employees under the Plan for the nine months ended September 30, 2021 was as follows:

		Weighted Average	Weighted Average
	Options	Fair Value	Exercise Price

Balance, December 31, 2020	8,815,992	$0.62	$0.60
Granted	1,897,916	$2.43	$1.78
Forfeited	(651,527)	$1.09	$1.04
Balance, September 30, 2021	10,062,381	$0.93	$0.79
Unvested at September 30, 2021	2,166,097	$1.94	$1.51
Vested and exercisable at September 30, 2021	7,896,284	$0.54	$0.52

Total unrecognized compensation cost related to non-vested stock options as of September 30, 2021 was approximately $4.2 million and is expected to be recognized within future operating results over a weighted-average period of 2.34 years. As of September 30, 2021, the weighted-average contractual term of the options outstanding was approximately 5.68 years. As of September 30, 2021, the weighted-average contractual term of the vested options was approximately 4.74. For the nine months ended September 30, 2021 and 2020, 837,319 shares and 791,367 shares, respectively, vested.

Stock-based compensation expense for the nine months ended September 30, 2021 and 2020 was as follows:

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

Research and development	$726,245	$491,092
General and administrative	936,965	549,684

Total	$1,663,210	$1,040,776

(12) Income Taxes

The tax provision for interim periods is determined using the estimated annual effective consolidated tax rate, based on the current estimate of full-year earnings before taxes, adjusted for the impact of discrete quarterly items.

The provision for income taxes was $0 for each of the nine months ended September 30, 2021 and 2020, and the effective tax rate for each of the nine months ended September 30, 2021 and 2020 was 0%. The Corporation continues to maintain a full valuation allowance on its net deferred tax assets. The Corporation has not recognized any reserves for uncertain tax positions.

Please refer to the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021 for additional information on the Corporation’s income taxes.

(13) Related Party Transactions

The Corporation’s related party transactions are disclosed in the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021. Since the date of such audited consolidated financial statements, there have been no significant changes to the Corporation’s related party transactions.

For the nine months ended September 30, 2021 and 2020, the Corporation paid consulting fees to a board member, Christine Hamilton, who is also an owner, of $19,000 and $19,000, respectively.

For the nine months ended September 30, 2020, the Corporation paid Network Plus, LLC (owner is the spouse of an employee) approximately $19,000 for IT assistance and computer setups. The spouse became an employee of the Corporation in July 2020, and there was no further activity with this vendor.

For the nine months ended September 30, 2021 and 2020, the Corporation made lease payments to Dakota Ag Properties of approximately $301,000 (for each period). Dakota Ag Investments (part of Dakota Ag Properties) is a shareholder and owner of the Corporation.

For the nine months ended September 30, 2021 and 2020, the Corporation made lease payments and lab supply payments to Sanford Health (which is a shareholder of the Corporation) totaling approximately $589,000 and $435,000, respectively.

For the nine months ended September 30, 2020, the Corporation made payments of approximately $1.4 million to Christiansen Land and Cattle, Ltd. (“CLC”), who are owners, members of the board of directors, and employees of the Corporation, in accordance with the loan agreement the Corporation had entered into with CLC. In July 2020, the note payable was paid in full.

(14) Commitments and Contingencies

The Corporation is not involved in any legal proceedings, investigations and claims which are expected to have a material adverse effect on its financial condition, results of operations or liquidity.

In April 2021, the Corporation entered into agreements that included other commitments of $4.5 million.

A description of the joint development agreement that the Corporation entered into in June 2019 is disclosed in the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021. As of September 30, 2021, as a result of the Corporation’s work around SARS-2 and the JPEO contract (please refer to Note 5, Revenue, for additional information), this project remains on hold.

(15) Subsequent Events

In the preparation of the Corporation’s condensed consolidated financial statements, the Corporation completed an evaluation of the impact of subsequent events through November 22, 2021, which represents the date these condensed consolidated financial statements were available for issuance.

On October 22, 2021 (the “Closing Date”), the Corporation consummated the Business Combination, pursuant to the terms of the agreement and plan of merger, dated as of June 21, 2021 and as amended on August 12, 2021 by the first amendment to the Business Combination Agreement with BCYP and Merger Sub.

Pursuant to the Business Combination Agreement, on the Closing Date, (i) Merger Sub merged with and into the Corporation, with the Corporation as the surviving company in the Merger, and, after giving effect to such Merger, the Corporation was renamed SAB Sciences, Inc. and became a wholly-owned subsidiary of BCYP and (ii) BCYP changed its name to “SAB Biotherapeutics, Inc.” (“New SAB”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of the Corporation’s Common Stock and the Corporation’s Preferred Stock outstanding as of immediately prior to the Effective Time was exchanged for shares of common stock, par value $0.0001 per share, of New SAB based on the agreed upon Corporation’s equity value of $300 million (the “Equity Value”) and a conversion rate of $10.10; (ii) each outstanding vested and unvested option to purchase shares of the Corporation’s Common Stock was exchanged for a comparable option to purchase New SAB Common Stock, based on the Equity Value and a conversion rate of $10.10; and (iii) holders of vested options to purchase shares of the Corporation’s common stock received, in the aggregate, 1,507,124 restricted stock units (the “Earnout RSUs”) related to shares of New SAB Common Stock. Additionally, holders of the Corporation’s Common Stock and the Corporation’s Preferred Stock are entitled to receive their pro rata share of the shares of New SAB Common Stock that were issued into escrow at the Closing (the “Earnout Shares”) which will be released if certain conditions are met within the five-year period following the Closing (the “Earnout Period”). The total number of Earnout Shares and shares underlying the Earnout RSUs equaled 12,000,000 shares of New SAB Common Stock, in the aggregate.

No fraction of a share of New SAB Common Stock was issued at the Closing, and each person who was otherwise entitled to a fraction of a share of New SAB Common Stock (after aggregating all fractional shares of New SAB Common Stock that otherwise would be received by such holder) received the number of shares of New SAB Common Stock rounded in the aggregate to the nearest whole share of New SAB Common Stock.